AMENDMENT TO PARTICIPATION AGREEMENT

The Participation Agreement dated May 1, 2001 by and among Preferred Life Insurance Company of New York, Van Kampen Life Investment Trust, Van Kampen Funds, Inc., and Van Kampen Asset Management, Inc., is hereby amended by deleting the existing Schedule A, and inserting in lieu thereof the following:

                                   SCHEDULE A
                         SEPARATE ACCOUNTS AND CONTRACTS
                  (1st revised edition - effective May 1, 2002)

NAME OF SEPARATE ACCOUNT
o        Preferred Life - Variable Account C

NAME OF CONTRACTS FUNDED BY THE SEPARATE ACCOUNT

o        NY VM IV/ Advantage

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the participation agreement as of May 1, 2002.

PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

By:      /S/ SUZANNE J. PEPIN
         ---------------------
Name:        SUZANNE J. PEPIN
         ---------------------
Title:       SECRETARY
         ---------------------

VAN KAMPEN LIFE INVESTMENT TRUST                VAN KAMPEN FUNDS, INC.

By:      /S/JAMES M. DYKAS                      By:      /S/ ANDREW SCHERER
         ---------------------                           ----------------------
Name:       JAMES M. DYKAS                      Name:        ANDREW SCHERER
         ---------------------                           ----------------------
Title:      ASST. TREASURER                     Title:       EXECUTIVE DIRECTOR
         ---------------------                           ----------------------

VAN KAMPEN ASSET MANAGEMENT, INC.

By:      /S/JAMES M. DYKAS
         ---------------------
Name:       JAMES M. DYKAS
         ---------------------
Title:      VICE PRESIDENT
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                      AMENDMENT TO PARTICIPATION AGREEMENT

The Participation Agreement dated May 1, 2001 by and among Preferred Life Insurance Company of New York, Van Kampen Life Investment Trust, Van Kampen Funds, Inc., and Van Kampen Asset Management, Inc., is hereby amended by deleting the existing Schedule A amended May 1, 2002, and inserting in lieu thereof the schedule below: In addition, Preferred Life Insurance Company of New York has changed its name to Allianz Life Insurance Company of New York. Therefore all occurrences of "Preferred Life Insurance Company" are replaced with "Allianz Life Insurance Company of New York" in this Participation Agreement.
                                   SCHEDULE A
                         SEPARATE ACCOUNTS AND CONTRACTS
                    revised edition - effective May 1, 2003)

NAME OF SEPARATE ACCOUNT
o        Allianz Life of New York - Variable Account C

NAME OF CONTRACTS FUNDED BY THE SEPARATE ACCOUNT,

o        USAllianz Advantage
o        USAllianz Opportunity
o        USAllianz Charter II NY

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the participation agreement as of May 1, 2003.


ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

By:    /S/ SUZANNE J. PEPIN
       ----------------------------
Name:      SUZANNE J. PEPIN
       ----------------------------
Title:     SECRETARY AND DIRECTOR
       ----------------------------

VAN KAMPEN LIFE INVESTMENT TRUST            VAN KAMPEN FUNDS, INC.

By:    /S/JOHN L. SULLIVAN                  By:    /S/ ANDREW SCHERER
       -------------------                         ------------------
Name:     JOHN L. SULLIVAN                  Name:      ANDREW SCHERER
       -------------------                         --------------------
Title:    TREASURER                         Title:     EXECUTIVE DIRECTOR
       ---------------------                       ----------------------

VAN KAMPEN ASSET MANAGEMENT, INC.

By: /S/ EDWARD C. WOOD III
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Name:
    -----------------------
Title:
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